UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2026

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 11, 2026, EPR Properties (the “Company”) issued a press release announcing the pricing of the previously announced offering of the Company’s 4.5% Convertible Senior Notes due 2032 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Notes or the Company’s common shares, if any, issuable upon conversion of the Notes.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

99.1	Press Release of EPR Properties, dated November 11, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and
Chief Financial Officer

Date: November 11, 2026